UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3144936
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)

FOCUS ENHANCEMENTS, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

(Full title of the plan)

1370 Dell Avenue

Campbell, California 95008

(408) 866-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett A. Moyer

President and Chief Executive Officer

FOCUS ENHANCEMENTS, INC.

1370 Dell Avenue

Campbell, California 95008

(408) 866-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jerrold F. Petruzzelli, Esq.

Craig D. Miller, Esq.

Manatt Phelps & Phillips, LLP

1001 Page Mill Road, Bldg. 2

Palo Alto, CA 94304

(650) 812-1300

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	500,000	$0.70	$350,000	$37.45

(1)           These shares are reserved for issuance pursuant to Focus Enhancements, Inc.’s Amended and Restated 2000 Stock Incentive Plan  (the “Plan”). Pursuant to Rule 416, also being registered are additional shares of common stock as may become issuable under the Plan through the operation of anti-dilution provisions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the bid and asked prices of the common stock of Focus Enhancements, Inc. in the consolidated reporting system of the Nasdaq Capital Market System on December 6, 2005 of $0.70.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8, this Registration Statement covers additional securities registered for issuance under the Focus Enhancements, Inc. Amended and Restated 2000 Stock Incentive Plan.  The contents of prior Registration Statement on Form S-8 of Focus Enhancements, Inc. relating to such plan, (333-57762) is incorporated herein by reference.

The following documents filed by Focus Enhancements, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference (File No. 001-11860):

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including all material incorporated by reference therein, filed on March 15, 2005, and as amended and filed on May 16, 2005 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)                                 All other reports filed by the Registrant pursuant to Section 13(a) or 14(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)                                  The description of the class of securities offered hereby which is contained in a Registration Statement on Form 8-A dated April 5, 1993 setting forth a description of the Registrant’s common stock filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                   DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.                                   INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

Item 6.                                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, (the “Act”) including reimbursement for expenses incurred.

The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Certificate of Incorporation of the corporation or any agreement between officers and directors and the corporation. The Registrant’s Second Restated Certification of Incorporation, as amended and Bylaws provide for the indemnification of directors, former directors and officers to the maximum extent permitted by Delaware law. The Registrant’s Certification of Incorporation also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect.  The Company also maintains directors’ and officers’ liability insurance.

Item 7.                                   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.                                   EXHIBITS

Exhibit No.	Exhibit

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Manatt, Phelps & Phillips (included in Exhibit 5.1).

24.1	A power of attorney is set forth on the signature page of the Registration Statement.

99.1	Focus Enhancements, Inc., Amended and Restated 2000 Stock Incentive Plan.

Item 9.                                   UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    If the registrant is relying on Rule 430B:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                             The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on December 7, 2005.

FOCUS ENHANCEMENTS, INC.

By	/s/ Brett A. Moyer
Brett A. Moyer
President and Chief Executive
Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brett Moyer and Gary L. Williams, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brett A. Moyer	President, Chief Executive	December 7, 2005
Brett A. Moyer	Officer and Director

/s/ Gary L. Williams	Vice President of Finance	December 7, 2005
Gary L. Williams	& Chief Financial Officer
(Principal Accounting Officer)

/s/ N William Jasper, Jr.	Chairman of the Board	December 7, 2005
N William Jasper, Jr.

/s/ Carl E. Berg	Director	December 7, 2005
Carl E. Berg

/s/ William B. Coldrick	Director	December 7, 2005
William B. Coldrick

/s/ Michael L. D’Addio	Director	December 7, 2005
Michael L. D’Addio

Director
Tommy Eng

/s/ Sam Runco	Director	December 7, 2005
Sam Runco